Exhibit 10.3

January 31, 2021

Otonomo Technologies Ltd.

16 Abba Eban Blvd.

Herzliya 4672534, Israel

Software Acquisition Group Inc. II

1980 Festival Plaza Drive, Ste. 300

Las Vegas, NV 89135

Tel: (310) 991-4982

Attn: Jonathan Huberman, Chief Executive Officer and Chief Financial Officer

Email: jon@softwareaqn.com

Re:	Sponsor Letter Agreement

Ladies and Gentlemen:

This letter agreement (“Sponsor Letter Agreement”) is being delivered to you in accordance with that certain Business Combination Agreement (“Business Combination Agreement”), dated on or about the date hereof, by and among Software Acquisition Group Inc. II, a Delaware corporation (“SPAC”), Otonomo Technologies Ltd., a company organized under the laws of the State of Israel (the “Company”), and Butterbur Merger Sub Inc., a Delaware corporation (“Merger Sub”), pursuant to which Merger Sub will merge with and into SPAC (“Merger”), with SPAC surviving the Merger as a wholly owned subsidiary of the Company. In order to induce the Company and SPAC to enter into the Business Combination Agreement and proceed with the Merger, and in recognition of the benefit that the Merger will confer on the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company and SPAC as follows:

1. The undersigned will (i) vote all shares of Class B common stock of SPAC, par value $0.0001 per share (“Sponsor Shares”), and all shares of Class A common stock of SPAC, par value $0.0001 per share (“SPAC Shares”) (including all SPAC Shares issuable upon the conversion of Sponsor Shares and all SPAC Shares underlying units of SPAC) beneficially owned by it in favor of the Merger and each other proposal related to the Merger included on the agenda for the special meeting of stockholders relating to the Merger, (ii) when such meeting of stockholders is held, appear at such meeting or otherwise cause the Sponsor Shares and SPAC Shares beneficially owned by it to be counted as present thereat for the purpose of establishing a quorum and (iii) vote all Sponsor Shares and SPAC Shares beneficially owned by it against any action that would reasonably be expected to materially impede, interfere with, delay, postpone or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or result in a breach of any covenant, representation or warranty or other obligation or agreement of SPAC under the Business Combination Agreement or result in a breach of any covenant or other obligation or agreement of the undersigned contained in this Sponsor Letter Agreement. The obligations of the undersigned specified in this paragraph 1 shall apply whether or not the Merger or any action described above is recommended by the SPAC Board (as defined in the Business Combination Agreement) or the SPAC Board has effected a SPAC Change in Recommendation (as defined in the Business Combination Agreement).

2. The undersigned agrees that the Sponsor Shares and SPAC Shares beneficially owned by it may not be transferred, assigned or sold prior to the date of the closing of the transactions contemplated by the Business Combination Agreement; provided, however, that the foregoing shall not apply to any transfer (i) to SPAC’s officers or directors, any affiliates or family member of any of SPAC’s officers or directors, any members or partners of the Software Acquisition Holdings II LLC (the “Sponsor”) or their affiliates, any affiliates of the Sponsor, or any employees of such affiliates; (ii) by private sales or transfers made in connection with the transactions contemplated by the Business Combination Agreement; and (iii) by virtue of the Sponsor’s organizational documents upon liquidation or dissolution of the Sponsor; provided, that any transferee of any transfer of the type set forth in clauses (i) through (iii) must enter into a written agreement in form and substance reasonably satisfactory to the Company agreeing to be bound by this Agreement prior to the occurrence of such transfer.

3. The undersigned acknowledges that the undersigned is a party to a letter agreement with SPAC dated on or about September 14, 2020 (“Existing Letter Agreement”), which includes, among other things, an agreement to vote the undersigned’s Sponsor Shares and SPAC Shares in favor of a business combination (as defined therein), transfer restrictions with respect to the Sponsor Shares and SPAC Shares, and a waiver of any and all right, title, interest or claim of any kind in or to any distribution of the trust account into which a portion of the net proceeds of SPAC’s initial public offering were deposited. The undersigned acknowledges and agrees that this Sponsor Letter Agreement is made in addition to, and does not amend, modify, terminate, or replace, the Existing Letter Agreement, and the Existing Letter Agreement remains in full force and effect.

4. The undersigned agrees that it shall not Transfer (as defined the Existing Letter Agreement) any Private Placement Warrants (as defined the Existing Letter Agreement) (or SPAC Shares issued or issuable upon the exercise of the Private Placement Warrants) until 30 days after the completion of the Merger.

5. This Sponsor Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, any state or federal court sitting in the Borough of Manhattan, State of New York, New York County), without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this Sponsor Letter Agreement (a “Proceeding”) shall be brought and enforced in the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, any state or federal court sitting in the Borough of Manhattan, State of New York, New York County), and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. The undersigned agrees that service of any process, summons, notice or document by registered mail to the undersigned’s address set forth below its signature hereto shall be effective service of process for any such Proceeding, claim, demand, action or cause of action.

6. This Sponsor Letter Agreement and the Existing Letter Agreement constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. In the event of any inconsistency, conflict or ambiguity as to the rights and obligations of the parties hereto under this Sponsor Letter Agreement and the Existing Letter Agreement, the terms of this Sponsor Letter Agreement shall control and supersede any such inconsistency, conflict or ambiguity. This Sponsor Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

7. The undersigned hereby agrees and acknowledges that: (i) SPAC and the Company would be irreparably injured in the event of a breach of the undersigned’s obligations of this Sponsor Letter Agreement (ii) monetary damages may not be an adequate remedy for such breach and (iii) SPAC and the Company shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

8. This Sponsor Letter Agreement shall be binding on the undersigned and its successors and assigns. This Sponsor Letter Agreement shall terminate on the earlier of (i) the closing of the transactions contemplated by the Business Combination Agreement and (ii) the termination of the Business Combination Agreement in accordance with its terms; provided, that such termination shall not relieve the undersigned from liability for any breach of this Sponsor Letter Agreement prior to its termination. Prior to any valid termination of the Business Combination Agreement, the undersigned shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the Merger and the other transactions contemplated by the Business Combination Agreement on the terms and subject to the conditions set forth therein.

9. This Sponsor Letter Agreement and any amendment hereto may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Sponsor Letter Agreement or any amendment hereto by electronic means, including docusign, e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Sponsor Letter Agreement or any amendment hereto.

10. Whenever possible, each provision of this Sponsor Letter Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any term or other provision of this Sponsor Letter Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Sponsor Letter Agreement shall remain in full force and effect so long as the substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision of this Sponsor Letter Agreement is invalid, illegal or unenforceable under applicable Law, the parties hereto shall negotiate in good faith to modify this Sponsor Letter Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

[Signature Page Follows]

Very truly yours,

SOFTWARE ACQUISITION HOLDINGS II LLC

By:	/s/ Jonathan S. Huberman
Name:	Jonathan S. Huberman
Title:	Managing Member

ACKNOWLEDGED AND AGREED:
OTONOMO TECHNOLOGIES LTD.

By:	/s/ Ben Volkow
Name:	Ben Volkow
Title:	CEO

SOFTWARE ACQUISITION GROUP INC. II

By:	/s/ Jonathan S. Huberman
Name:	Jonathan S. Huberman
Title:	Managing Member

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